UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

XSTELOS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3439443
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

630 Fifth Avenue, Suite 2260 New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:	Form S-1; File No. 333-179148

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to Be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on January 25, 2012 (File No. 333-179148), is incorporated by reference into this registration statement.

Item 2.	Exhibits.

Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to Form S-1, dated April 6, 2012).
3.2	By-laws (incorporated by reference from Exhibit 3.2 to Form S-1, dated January 25, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 10, 2012	XSTELOS HOLDINGS, INC.

	By:	/s/ Jonathan M. Couchman
		Name:	Jonathan M. Couchman
		Title:	President and Chief Executive Officer